UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORTLAND BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2020

The following Notice of Change of Location relates to the proxy statement of Cortland Bancorp (“Cortland”), filed March 10, 2020 with the Securities and Exchange Commission (the “SEC”) furnished to shareholders of Cortland in connection with the solicitation of proxies by the Board of Directors of Cortland for use at the annual meeting of shareholders (the “annual meeting”) to be held Wednesday, April 29, 2020. This Supplement is being filed with the SEC and is being made available to shareholders on or about April 3, 2020.

RE:	NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2020

Dear Fellow Shareholders:

Cortland Bancorp is changing the location of the upcoming annual meeting scheduled for Wednesday, April 29, 2020, to our headquarters at 194 West Main Street, Cortland, Ohio rather than the Squaw Creek Country Club address reported in the proxy statement mailed on March 18, 2020. By order of Ohio Governor Mike DeWine, Squaw Creek Country Club located at 761 Youngstown Kingsville Road, SE, Vienna, Ohio, has been closed as a nonessential business.

Although Cortland will hold our annual meeting as scheduled at 10:00 a.m. on April 29th, the annual shareholder meeting held at our Cortland headquarters location will be significantly different than in past years because of the COVID-19 governmental restrictions on the number of people that can attend gatherings.

Please note the following:

•	We expect that the official business meeting will last no more than 15 minutes, subject to questions.

•

The three items currently to be considered at the meeting are the election of directors, to approve, on an advisory basis, the executive compensation of Cortland’s named executive officers, and to ratify the appointment of S.R. Snodgrass as Cortland’s independent auditor for the fiscal year ending December 31, 2020.

•	We do not intend to have a presentation concerning the results from 2019 and the outlook for 2020.

•	We will not be serving a breakfast or other refreshments in connection with the meeting.

Because of the risk of spreading COVID-19 in public gatherings, we are taking the very unusual step of asking that you seriously consider not attending the annual meeting. While we need to hold an annual meeting to fulfill Cortland’s legal obligations, we can accomplish those requirements through voting by proxy with only a small group of directors and officers present. Therefore, we ask that you promptly return your proxy or vote by phone or electronically as described in the proxy materials previously sent to you so that the three matters discussed above can be approved. The proxy card included with the proxy materials previously distributed to you will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

This Notice of Change of Location relates to the proxy statement of Cortland furnished to shareholders in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting to be held on Wednesday, April 29, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.

The health and safety of our shareholders, as well as our customers and employees, is of utmost importance to us and we appreciate your cooperation and support during these unusual and challenging times. We look forward to seeing you in person at next year’s annual meeting. In the interim, if you have any questions, feel free to contact us or anyone at Cortland Bancorp (330-637-8040). Please remain healthy and safe.

Sincerely,

/s/ Timothy K. Woofter	/s/ James M. Gasior
Timothy K. Woofter	James M. Gasior
Chairman of the Board	President & CEO

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

P.O. Box 98    194 West Main St.,    Cortland, Ohio 44410    Phone: (330)-637-8040

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 29, 2020: The Proxy Statement, including Notice of the Annual Meeting of Shareholders, a sample of the form of proxy card sent to shareholders by Cortland, and Form 10-K are available at https://www.snl.com/IRW/CustomPage/100699/Index?KeyGenPage=203211.